Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS THIRD QUARTER AND NINE-MONTH 2022 RESULTS

YTD Revenues and Adjusted EBITDA1 Exceed Guidance

Forecasting Continued Strategic Growth

Newport Beach, CA – November 8, 2022 – American Vanguard Corporation (NYSE: AVD), today announced financial results for the third quarter and nine months ended September 30, 2022.

Financial Highlights Fiscal 2022 Third Quarter – versus Fiscal 2021 Third Quarter

• Net sales of $152 million in 2022, a 3.4% increase, compared with $147 million in 2021

• Net income of $6.7 million in 2022, a 21.8% increase, compared with $5.5 million in 2021

• Earnings per diluted share of $0.23 in 2022, a 27.8% increase, compared with $0.18 in 2021

• Adjusted EBITDA of $18.9 million in 2022, a 11.2% increase, compared with $17.0 million in 2021

Financial Highlights Fiscal 2022 Nine Months – versus Fiscal 2021 Nine Months

• Net sales of $450 million in 2022, a 13.1% increase, compared with $398 million in 2021

• Net income of $23.5 million in 2022, a 71.5% increase, compared with $13.7 million in 2021

• Earnings per diluted share of $0.78 in 2022, a 73.3% increase, compared with $0.45 in 2021

• Adjusted EBITDA of $61.4 million in 2022, a 29.8% increase, compared to $47.3 million in 2021

Eric Wintemute, Chairman and CEO of American Vanguard commented, “We achieved strong third quarter results and through the first nine months of 2022 and are on pace to meet or exceed our full year performance targets. High crop commodity prices, a strong farm economy and seasonal pest pressure (particularly in corn and cotton) fueled continued growth of our US Crop business. Similarly, our international business recorded strong sales, led by Brazil (particularly our Counter nematicide), Mexico (due largely to soil fumigant sales) and a range of products for use on bananas and pineapples in Central America. Partially offsetting these gains, we experienced a decrease in net sales of our domestic non-crop business, due largely to softening of consumer spending in the lawn and garden markets.”

[1]

Adjusted earnings before interest, taxes, depreciation, amortization, non-cash stock compensation, and proxy contest activities. Adjusted EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measure so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The items excluded from Adjusted EBITDA are detailed in the reconciliation attached to this news release. Other companies (including the Company’s competitors) may define Adjusted EBITDA differently.

Mr. Wintemute continued, “Our year-to-date revenue performance exceeds the full-year 2022 growth target for net sales that we had set last March (13% actual growth v. 8-11% target), as does net income (71% actual growth v. 60-70% target) and adjusted EBITDA (30% actual growth v. 24-28% target). Faced with inflationary cost increases, supply chain challenges and high demand, we were able to implement appropriate price increases while maximizing factory activity. These factors contributed to higher net income as a percent of net sales for both the quarter and the first nine months. Additionally, we expect significant year-end debt reduction and a full-year adjusted EBITDA of approximately $80 million or 13% of expected sales. Finally, through a combination of an Accelerated Share Repurchase Plan and a 10b5-1 purchase plan, we acquired 1.5 million shares of AVD common stock during the first nine months of the year. These repurchases demonstrate our belief in the company’s long-term value and serve to enhance shareholder investment.”

Mr. Wintemute concluded, “We continue to pursue strategic growth initiatives to expand our core business and develop new technologies, with particular emphasis on Green Solutions and Precision Application innovations. As we announced over the past few weeks, we have established an alliance with NewLeaf Symbiotics, which will complement our existing portfolio of patented biological plant nutrients and soil health enrichments. In addition, we secured registration approval for use of our Counter nematicide on soybeans in Brazil, which will improve market penetration with a proprietary product, while advancing the adoption of SIMPAS prescription application technology in the largest Agricultural market in the world. We look forward to providing details on current business trends and these growth initiatives in our upcoming quarterly conference call.”

Conference Call

Eric Wintemute, Chairman & CEO, Bob Trogele EVP & COO and David T. Johnson, VP & CFO, will conduct a conference call focusing on the financial results at 4:30 pm ET / 1:30 pm PT on Monday, November 8, 2022. Interested parties may participate in the call by dialing 201-493-6744 – please dial in 10 minutes before the call is scheduled to begin and ask for the American Vanguard call. The conference call will also be webcast live via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® and Russell 3000® Indexes and the Standard & Poor’s Small Cap 600 Index. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

Company Contact:	Investor Representative
American Vanguard Corporation William A. Kuser, Director of Investor Relations (949) 260-1200 williamk@amvac.com	The Equity Group Inc. www.theequitygroup.com Lena Cati (212) 836-9611 Lcati@equityny.com

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

ASSETS	September 30, 2022	December 31, 2021
Current assets:
Cash and cash equivalents	$20,808	$16,285
Receivables:
Trade, net of allowance for doubtful accounts of $4,535 and $3,938, respectively	194,515	149,326
Other	10,022	9,595

Total receivables, net	204,537	158,921
Inventories	192,309	154,306
Prepaid expenses	16,967	12,488
Income taxes receivable	2,180	—

Total current assets	436,801	342,000
Property, plant and equipment, net	68,598	66,111
Operating lease right-of-use assets	25,402	25,386
Intangible assets, net	187,207	197,841
Goodwill	46,215	46,260
Other assets	11,936	16,292
Deferred income tax assets, net	16	270

Total assets	$776,175	$694,160

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current installments of other liabilities	$—	$802
Accounts payable	81,919	67,140
Customer prepayments	222	63,064
Accrued program costs	108,016	63,245
Accrued expenses and other payables	24,390	20,745
Income taxes payable	—	3,006
Current operating lease liabilities	5,329	5,059

Total current liabilities	219,876	223,061
Long-term debt, net	148,414	52,240
Long-term operating lease liabilities	20,536	20,780
Other liabilities, net of current installments	5,457	5,335
Deferred income tax liabilities, net	19,324	20,006

Total liabilities	413,607	321,422

Commitments and contingent liabilities
Stockholders’ equity:
Preferred stock, $.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $.10 par value per share; authorized 40,000,000 shares; issued 34,463,947 shares at September 30, 2022 and 34,248,218 shares at December 31, 2021	3,446	3,426
Additional paid-in capital	101,426	101,450
Accumulated other comprehensive loss	(15,532)	(13,784)
Retained earnings	325,698	304,385
Less treasury stock at cost, 4,884,200 shares at September 30, 2022 and 3,361,040 shares at December 31, 2021	(52,470)	(22,739)

Total stockholders’ equity	362,568	372,738

Total liabilities and stockholders’ equity	$776,175	$694,160

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Net sales	$152,117	$147,298	$449,636	$398,063
Cost of sales	(90,733)	(90,234)	(267,280)	(243,729)

Gross profit	61,384	57,064	182,356	154,334
Operating expenses	(50,140)	(48,410)	(145,550)	(132,934)
Adjustment to bargain purchase gain on business acquisition	—	292	—	171

Operating income	11,244	8,946	36,806	21,571
Change in fair value of equity investments	(454)	(668)	(857)	103
Other income	—	—	—	672
Interest expense, net	(1,086)	(962)	(2,256)	(2,921)

Income before provision for income taxes and loss on equity method investment	9,704	7,316	33,693	19,425
Income tax expense	(2,963)	(1,517)	(10,187)	(5,324)

Income before loss on equity method investment	6,741	5,799	23,506	14,101
Loss on equity method investment	—	(301)	—	(388)

Net income	$6,741	$5,498	$23,506	$13,713

Earnings per common share—basic	$.23	$.18	$.80	$.46

Earnings per common share—assuming dilution	$.23	$.18	$.78	$.45

Weighted average shares outstanding—basic	29,214	29,892	29,496	29,854
Weighted average shares outstanding—assuming dilution	29,805	30,390	30,128	30,470

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

ANALYSIS OF SALES

(In thousands)

(Unaudited)

	For the three months ended September 30,
	2022	2021	Change	% Change
Net sales:
U.S. crop	$69,115	$66,722	$2,393	4%
U.S. non-crop	18,936	21,622	(2,686)	-12%

U.S. total	88,051	88,344	(293)	0%
International	64,066	58,954	5,112	9%

Net sales:	$152,117	$147,298	$4,819	3%

Gross profit:
U.S. crop	$34,502	$30,237	$4,265	14%
U.S. non-crop	8,811	8,882	(71)	-1%

U.S. total	43,313	39,119	4,194	11%
International	18,071	17,945	126	1%

Total gross profit:	$61,384	$57,064	$4,320	8%

	For the nine months ended September 30,
	2022	2021	Change	% Change
Net sales:
U.S. crop	$220,503	$184,052	$36,451	20%
U.S. non-crop	53,648	60,563	(6,915)	-11%

U.S. total	274,151	244,615	29,536	12%
International	175,485	153,448	22,037	14%

Net sales:	$449,636	$398,063	$51,573	13%

Gross profit:
U.S. crop	$104,599	$78,313	$26,286	34%
U.S. non-crop	24,826	28,047	(3,221)	-11%

U.S. total	129,425	106,360	23,065	22%
International	52,931	47,974	4,957	10%

Total gross profit:	$182,356	$154,334	$28,022	18%

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net income	$23,506	$13,713
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization of property, plant and equipment and intangible assets	16,649	17,045
Amortization of other long-term assets	2,656	2,981
Loss on disposal of property, plant and equipment	265	—
Accretion of discounted liabilities	28	(10)
Amortization of deferred loan fees	174	294
Provision for bad debts	597	1,202
Loan principal and interest forgiveness	—	(672)
Fair value adjustment to contingent consideration	621	520
Stock-based compensation	4,396	5,309
Change in deferred income taxes	(64)	(560)
Change in fair value of equity investments	857	(103)
Loss on equity method investment	—	388
Adjustment to bargain purchase gain on business acquisition	—	(171)
Net foreign currency adjustments	218	(330)
Changes in assets and liabilities associated with operations:
Increase in net receivables	(46,289)	(42,979)
Increase in inventories	(38,987)	(4,325)
Increase in prepaid expenses and other assets	(4,272)	(2,194)
(Increase) decrease in income tax receivable/payable, net	(5,201)	2,031
Increase in net operating lease liability	10	183
Increase in accounts payable	14,418	7,769
Decrease in customer prepayments	(62,831)	(38,272)
Increase in accrued program costs	45,016	33,982
Increase in other payables and accrued expenses	2,555	4,025

Net cash used in operating activities	(45,678)	(174)

Cash flows from investing activities:
Capital expenditures	(8,946)	(7,963)
Proceeds from disposal of property, plant and equipment	46	—
Acquisition of product line	—	(10,000)
Intangible assets	(1,078)	(285)
Investments	—	(183)

Net cash used in investing activities	(9,978)	(18,431)

Cash flows from financing activities:
Payments under line of credit agreement	(64,000)	(57,408)
Borrowings under line of credit agreement	160,000	86,000
Payment of contingent consideration	—	(250)
Net receipt from the issuance of common stock under ESPP	837	743
Net receipt from the exercise of stock options	783	172
Payment for tax withholding on stock-based compensation awards	(2,020)	(2,915)
Repurchase of common stock	(33,731)	(4,579)
Payment of cash dividends	(2,072)	(1,789)

Net cash provided by financing activities	59,797	19,974

Net increase in cash and cash equivalents	4,141	1,369
Effect of exchange rate changes on cash and cash equivalents	382	(574)
Cash and cash equivalents at beginning of period	16,285	15,923

Cash and cash equivalents at end of period	$20,808	$16,718

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income, as reported	$6,741	$5,498	$23,506	$13,713
Provision for income taxes	2,963	1,517	10,187	5,324
Interest expense, net	1,086	962	2,256	2,921
Depreciation and amortization	6,562	7,285	19,305	20,026
Stock compensation	1,560	1,711	4,396	5,309
Proxy contest activities	—	—	1,785	—

Adjusted EBITDA[2]	$18,912	$16,973	$61,435	$47,293

[2]

Adjusted earnings before interest, taxes, depreciation, amortization, non-cash stock compensation, and proxy contest activities. Adjusted EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. We provide these measures because we believe that they provide helpful comparisons to other companies in our industry and peer group. The items excluded from Adjusted EBITDA are detailed in the reconciliation attached to this news release. Other companies (including the Company’s competitors) may define Adjusted EBITDA differently.